UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5728 Bedford Street, Pasco, WA 99301
(Address of principal executive offices) (Zip code)
(509) 545-1800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following press release was released on May 17, 2007 to the Tri-City Herald, a local newspaper.

Vivid Learning Systems Signs Letter of Intent to Acquire
the Assets of Via Training LLC

Acquisition Provides Synergistic Growth Opportunity

Transaction Subject to Execution of Definitive Agreement

Pasco, WA - May 17, 2007 - Vivid Learning Systems, Inc. (VVDL.OB) announced today that it had signed a letter of intent to acquire Portland, Oregon-based Via Training, LLC. Via Training is a leading provider of online training programs that increase sales channel effectiveness. The acquisition is subject to the execution of a definitive agreement.

Via Training develops online and blended training programs that build Brand Advocates: sales associates who are loyal to a brand, knowledgeable about its products, and skilled at using their product knowledge during sales interactions. Via’s programs play a key role in increasing sales and market share for a growing list of Fortune 500 clients.

Christopher L. Britton, CEO of Vivid Learning Systems, said, “The acquisition of Via Training is part of a strategic plan that will make us a stronger force in the e-learning industry. It will give us access to new markets and critical mass in sales training, one of the fastest-growing categories of e-learning.”

Robert Aughenbaugh, CEO of Via Training, said, “We believe that the management strength and additional resources of Vivid Learning Systems will help us do a better job of increasing sales for our clients. Our management team is very excited about the opportunities.”

About Vivid Learning Systems

Vivid Learning Systems develops and provides computer-based training products and services, which are marketed nationally. Vivid's training libraries focus on helping companies meet the training requirements found in the following regulations: Occupational Health and Safety Act (OSHA); Employment Law/Awareness Training based on federal employment laws; Joint Commission on the Accreditation of Healthcare Organizations (JCAHO); Healthcare Insurance Portability and Accountability Act (HIPAA); Mining Safety and Health Administration (MSHA); Electrical Worker Training (EWT 1910.269); Food Safety Training (based on Food & Drug Administration requirements); Forklift Training; Hazardous Waste Operations Training (HAZWOPER); and, U.S. Department of Transportation Training.

This press release contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements include, but are not limited to, the information concerning the acquisition of the assets of Via Training LLC and that such acquisition could provide the Company with certain strategic benefits. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions, industry conditions, competitive pressures, and completion of the acquisition..  We undertake no obligation to publicly release any revisions to forward-looking statements or reflect events or circumstances taking place after the date of this document.

Please visit us on the World Wide Web at http://www.learnatvivid.com.

Contacts:
Christopher L. Britton, CEO	Sandra I. Muller, General Counsel/VP Administration
Vivid Learning Systems, Inc.	Vivid Learning Systems, Inc.
509.545.1800	509.545.1800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Date: May 18, 2007	By:	/s/ Christopher L. Britton
Name:		Christopher L. Britton
Title:		Chief Executive Officer